February 16, 2001

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY  10010

Ladies and Gentlemen:

          The undersigned (the "Sellers") understand that Credit Suisse First Boston Corporation (the "Purchaser") proposes to purchase 5,000,000 of share of the common stock, par value $ $.01 per share (the "Common Stock"), of Oxford Health Plans, Inc. (the "Company") in a transaction effected pursuant to Rule 144 under the Securities Act of 1933, as amended.

         To induce the Purchaser to consummate such purchase, each of the Sellers agrees, severally and not jointly, that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of the Purchaser, for a period of 60 days after the date hereof.

          Notwithstanding the foregoing, each Seller may transfer (a) shares of Common Stock acquired in open market transactions by the Sellers; and (b) any or all of the shares of Common Stock or other Company securities made by distribution to the partners, members or shareholders of such Seller at any time on or after the date which is 10 days after the date hereof.

                                           TPG PARTNERS II, L.P.

                                           By: TPG GenPar II, L.P.
                                               General Partner

                                           By: TPG Advisors II, Inc.
                                               General Partner


                                           By: /s/  Richard A. Ekleberry
                                               -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President

                                           TPG PARALLEL II, L.P.

                                           By: TPG GenPar II, L.P.
                                               General Partner

                                           By: TPG Advisors II, Inc.
                                               General Partner

                                           By: /s/  Richard A. Ekleberry
                                               -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President


                                           TPG INVESTORS II, L.P.

                                           By: TPG GenPar II, L.P.
                                               General Partner

                                           By: TPG Advisors II, Inc.
                                               General Partner

                                           By: /s/  Richard A. Ekleberry
                                               -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President